Exhibit 99.1

Infinera Corporation Reports First Quarter 2021 Financial Results

San Jose, Calif., May 4, 2021 - Infinera Corporation (NASDAQ: INFN) today released financial results for its first quarter ended March 27, 2021.
GAAP revenue for the quarter was $330.9 million compared to $353.5 million in the fourth quarter of 2020 and $330.3 million in the first quarter of 2020.
GAAP gross margin for the quarter was 35.4% compared to 35.7% in the fourth quarter of 2020 and 23.3% in the first quarter of 2020. GAAP operating margin for the quarter was (7.0)% compared to (1.9)% in the fourth quarter of 2020 and (23.3)% in the first quarter of 2020.
GAAP net loss for the quarter was $(48.3) million, or $(0.24) per share, compared to $(9.9) million, or $(0.05) per share, in the fourth quarter of 2020, and $(99.3) million, or $(0.55) per share, in the first quarter of 2020.
Non-GAAP revenue for the quarter was $331.9 million compared to $354.4 million in the fourth quarter of 2020 and $331.4 million in the first quarter of 2020.
Non-GAAP gross margin for the quarter was 37.6% compared to 37.6% in the fourth quarter of 2020 and 28.3% in the first quarter of 2020. Non-GAAP operating margin for the quarter was 0.4% compared to 6.6% in the fourth quarter of 2020 and (9.4)% in the first quarter of 2020.
Non-GAAP net loss for the quarter was $(5.5) million, or $(0.03) per share, compared to net income of $16.7 million, or $0.08 per share, in the fourth quarter of 2020, and a net loss of $(36.5) million, or $(0.20) per share, in the first quarter of 2020.
A further explanation of the use of non-GAAP financial information and a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at the end of this press release.
"The first quarter marked another quarter of strong performance. Non-GAAP revenue came in ahead of the mid-point of our outlook with both non-GAAP gross margin and non-GAAP operating margin above the high end of our outlook,” said David Heard, Infinera CEO. “I am encouraged by the positive start to 2021 with broad-based demand for our differentiated open optical solutions, and remain confident about the opportunities ahead of us as we continue to manage through the current industry-wide supply chain challenges and ongoing pandemic impact."
Financial Outlook
Infinera's outlook for the second quarter ending June 26, 2021 is as follows:
•GAAP revenue is expected to be $344 million +/- $10 million. Non-GAAP revenue is expected to be $345 million +/- $10 million.
•GAAP gross margin is expected to be 33.5% +/- 100 bps. Non-GAAP gross margin is expected to be 36.0% +/- 100 bps.
•GAAP operating expenses are expected to be $147 million +/- $2 million. Non-GAAP operating expenses are expected to be $127 million +/- $2 million.
•GAAP operating margin is expected to be (9.0)% +/- 200 bps. Non-GAAP operating margin is expected to be (1.0%) +/- 200 bps.
First Quarter 2021 Investor Slides Available Online
Investor slides reviewing Infinera's first quarter of 2021 financial results will be furnished to the Securities and Exchange Commission (SEC) on a Current Report on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com prior to the first quarter of 2021 earnings conference call. Analysts and investors are encouraged to review these slides prior to participating in the conference call webcast.

Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its results for the first quarter of 2021 and its outlook for the second quarter of 2021 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-866-373-6878 (toll free) or 1-412-317-5101 (international). A live webcast of the conference call will also be accessible from the Events section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Investors: Amitabh Passi, Head of Investor Relations Tel. +1 (669) 295-1489 apassi@infinera.com
About Infinera
Infinera is a global supplier of innovative networking solutions that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. The Infinera end-to-end packet-optical portfolio delivers industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on Twitter @Infinera, and read Infinera's latest blog posts at www.infinera.com/blog.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Infinera's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or the negative of these words or similar terms or expressions that concern Infinera's expectations, strategy, priorities, plans or intentions. Such forward-looking statements in this press release include, without limitation, the presence of opportunities ahead of Infinera, including as it continues to manage industry-wide supply chain challenges and ongoing pandemic impact, and Infinera's financial outlook for the second quarter of 2021. These forward-looking statements are based on estimates and information available to Infinera as of the date hereof and are not guarantees of future performance; actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include the effect of the COVID-19 pandemic on Infinera’s business, results of operations, financial condition, stock price and personnel; the effect of global and regional economic conditions on Infinera’s business, including effects on purchasing decisions by customers; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to make anticipated capital expenditures; Infinera's ability to service its debt obligations and pursue its strategic plan; delays in the development and introduction of new products or updates to existing products; market acceptance of Infinera’s end-to-end portfolio; Infinera's reliance on single and limited source suppliers; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; the effect that changes in product pricing or mix, and/or increases in component costs, could have on Infinera’s gross margin; Infinera’s ability to respond to rapid technological changes; aggressive business tactics by Infinera’s competitors; the effects of customer consolidation; our ability to identify, attract and retain qualified personnel; the impacts of foreign currency fluctuations; Infinera’s ability to protect its intellectual property; claims by others that Infinera infringes their intellectual property; impacts of the recent presidential administration change in the United States; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in Infinera's periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended on December 26, 2020 as filed with the SEC on March 3, 2021, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude acquisition-related deferred revenue adjustment, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, restructuring and related costs, COVID-19 related costs, amortization of debt discount on Infinera’s convertible senior notes, foreign exchange (gains) losses, net, and income tax effects. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the table titled “GAAP to Non-GAAP Reconciliations” and related footnotes.
Infinera has included forward-looking non-GAAP information in this press release, including an estimate of certain non-GAAP financial measures for the second quarter of 2021 that exclude acquisition-related deferred revenue adjustment, stock-based compensation expense, amortization of acquired intangible assets, acquisition and integration costs, and restructuring and related costs. Please see the section titled “GAAP to Non-GAAP Reconciliation of Financial Outlook” below on specific adjustments.
Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for revenue, gross margin, operating expenses, operating margin, and net income (loss) prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
A copy of this press release can be found on the Investor Relations page of Infinera’s website at investors.infinera.com.
Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 27, 2021	March 28, 2020
Revenue:
Product	$254,161	$255,192
Services	76,746	75,081
Total revenue	330,907	330,273
Cost of revenue:
Cost of product	165,485	201,792
Cost of services	43,260	40,695
Amortization of intangible assets	4,616	8,628
Acquisition and integration costs	—	1,035
Restructuring and related	514	1,157
Total cost of revenue	213,875	253,307
Gross profit	117,032	76,966
Operating expenses:
Research and development	73,529	68,180
Sales and marketing	32,772	36,689
General and administrative	26,506	29,620
Amortization of intangible assets	4,405	4,555
Acquisition and integration costs	614	9,222
Restructuring and related	2,319	5,580
Total operating expenses	140,145	153,846
Loss from operations	(23,113)	(76,880)
Other income (expense), net:
Interest income	40	24
Interest expense	(11,843)	(8,794)
Other gain (loss), net	(12,395)	(12,682)
Total other income (expense), net	(24,198)	(21,452)
Loss before income taxes	(47,311)	(98,332)
Provision for income taxes	1,011	936
Net loss	$(48,322)	$(99,268)
Net loss per common share:
Basic	$(0.24)	$(0.55)
Diluted	$(0.24)	$(0.55)
Weighted average shares used in computing net loss per common share:
Basic	202,638	182,024
Diluted	202,638	182,024

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	March 27, 2021		December 26, 2020		March 28, 2020
Reconciliation of Revenue:
U.S. GAAP as reported	$330,907		$353,525		$330,273
Acquisition-related deferred revenue adjustment(1)	978		892		1,110
Non-GAAP as adjusted	$331,885		$354,417		$331,383

Reconciliation of Gross Profit:
U.S. GAAP as reported	$117,032	35.4%	$126,143	35.7%	$76,966	23.3%
Acquisition-related deferred revenue adjustment(1)	978		892		1,110
Stock-based compensation expense(2)	1,796		1,742		2,102
Amortization of acquired intangible assets(3)	4,616		4,611		8,628
Acquisition and integration costs(4)	—		—		1,035
Restructuring and related costs(5)	514		(106)		1,157
COVID-19 related costs(6)	—		—		2,880
Non-GAAP as adjusted	$124,936	37.6%	$133,282	37.6%	$93,878	28.3%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$140,145		$132,919		$153,846
Stock-based compensation expense(2)	9,178		11,177		9,601
Amortization of acquired intangible assets(3)	4,405		4,745		4,555
Acquisition and integration costs(4)	614		(265)		9,222
Restructuring and related costs(5)	2,319		7,230		5,580
Non-GAAP as adjusted	$123,629		$110,032		$124,888

Reconciliation of Income/(Loss) from Operations:
U.S. GAAP as reported	$(23,113)	(7.0)%	$(6,776)	(1.9)%	$(76,880)	(23.3)%
Acquisition-related deferred revenue adjustment(1)	978		892		1,110
Stock-based compensation expense(2)	10,974		12,919		11,703
Amortization of acquired intangible assets(3)	9,021		9,356		13,183
Acquisition and integration costs(4)	614		(265)		10,257
Restructuring and related costs(5)	2,833		7,124		6,737
COVID-19 related costs(6)	—		—		2,880
Non-GAAP as adjusted	$1,307	0.4%	$23,250	6.6%	$(31,010)	(9.4)%

	Three Months Ended
	March 27, 2021	December 26, 2020	March 28, 2020
Reconciliation of Net Income/(Loss):
U.S. GAAP as reported	$(48,322)	$(9,924)	$(99,268)
Acquisition-related deferred revenue adjustment(1)	978	892	1,110
Stock-based compensation expense(2)	10,974	12,919	11,703
Amortization of acquired intangible assets(3)	9,021	9,356	13,183
Acquisition and integration costs(4)	614	(265)	10,257
Restructuring and related costs(5)	2,833	7,124	6,737
COVID-19 related costs(6)	—	—	2,880
Amortization of debt discount on Infinera's convertible senior notes(7)	7,083	6,910	5,121
Foreign exchange (gains) losses, net(8)	11,706	(9,671)	12,905
Income tax effects(9)	(353)	(691)	(1,170)
Non-GAAP as adjusted	$(5,466)	$16,650	$(36,542)

Net Income/(Loss) per Common Share - Basic and Diluted:
U.S. GAAP as reported	$(0.24)	$(0.05)	$(0.55)
Non-GAAP as adjusted	$(0.03)	$0.08	$(0.20)

Weighted Average Shares Used in Computing Net Income/(Loss) per Common Share:
Basic	202,638	195,655	182,024
Diluted(10)	202,638	203,259	182,024

(1)Business combination accounting principles require Infinera to write down to fair value its maintenance support contracts assumed in Infinera's acquisition of Coriant, which closed during the fourth quarter of 2018. The revenue for these support contracts is deferred and typically recognized over a period of time after the Coriant acquisition, so Infinera's GAAP revenue for a period of time after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to revenue from support contracts assumed in the Coriant acquisition are useful to investors as an additional means to reflect revenue trends in Infinera's business.
(2)Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended
	March 27, 2021	December 26, 2020	March 28, 2020
Cost of revenue	$1,796	$1,742	$2,102
Total cost of revenue	1,796	1,742	2,102
Research and development	4,297	4,501	3,774
Sales and marketing	3,199	2,771	2,644
General and administration	1,682	3,905	3,183
Total operating expenses	9,178	11,177	9,601
Total stock-based compensation expense	$10,974	$12,919	$11,703

(3)Amortization of acquired intangible assets consists of developed technology, trade names, customer relationships and backlog acquired in connection with the Coriant acquisition. Amortization of acquired intangible assets also consists of amortization of developed technology, trade names and customer relationships acquired in connection with Infinera’s acquisition of Transmode AB, which closed in 2015. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP gross profit, operating expenses and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(4)Acquisition and integration costs consist of legal, financial, IT, manufacturing-related costs, employee-related costs and professional fees incurred in connection with the Coriant acquisition. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.
(5)Restructuring and related costs are primarily associated with the reduction of operating costs, the closure of Infinera's Berlin, Germany site, the reduction of headcount at Infinera's Munich, Germany site and other sites, and Coriant's historical restructuring plan associated with its early retirement plan. In addition, this includes accelerated amortization on operating lease right-of-use assets due to the cessation of use of certain facilities. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(6)COVID-19 related costs consist of higher replacement costs associated with certain warranty parts customers were unable to return for repair due to logistics issues and mobility issues related to COVID-19 public health mandates and restrictions. In addition, Infinera needed to source certain key components from an alternate supplier at substantially higher cost in order to fulfill delivery commitments in the normal course of business. Management has excluded these expenses from non-GAAP financial measures because they were caused by atypical circumstances during the COVID-19 pandemic, as their exclusion provides a better indication of Infinera's underlying business performance.
(7)Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on the $402.5 million in aggregate principal amount of its 2.125% convertible debt issuance in September 2018 due September 2024 and $200 million in aggregate principal amount of 2.50% convertible debt issued in March 9, 2020 due March 2027. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(8)Foreign exchange gains and losses have been excluded from Infinera's non-GAAP results because management believes that this expense is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance. Exclusion of foreign exchange gains and losses from non-GAAP results commenced in the first quarter of 2021 and prior periods have been adjusted for comparability.
(9)The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets. Management believes the exclusion of these tax effects provides a better indication of Infinera's underlying business performance.
(10)The non-GAAP diluted shares include the potentially dilutive securities from Infinera's stock-based benefit plans and convertible senior notes excluded from the computation of dilutive net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. These potentially dilutive securities are added for the computation of diluted net income per share on a non-GAAP basis in periods when Infinera has net income on a non-GAAP basis as its inclusion provides a better indication of Infinera's underlying business performance.

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands)
(Unaudited)

Free Cash Flow
We define free cash flow as net cash provided by (used in) operating activities in the period minus the purchase of property and equipment, net made in the period.
Free cash flow is considered a non-GAAP financial measure under the SEC’s rules. Management believes that free cash flow is an important financial measure for use in evaluating the Company’s financial performance, as it measures our ability to generate additional cash from our business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

	Three Months Ended
	March 27, 2021	December 26, 2020	March 28, 2020
Net cash provided by (used in) operating activities	$18,630	$52,216	$(91,517)
Purchase of property and equipment, net	(11,721)	(11,861)	(8,464)
Free cash flow	$6,909	$40,355	$(99,981)

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	March 27, 2021	December 26, 2020
ASSETS
Current assets:
Cash	$234,029	$298,014
Short-term restricted cash	3,288	3,293
Accounts receivable, net of allowance for doubtful accounts of $3,102 in 2021 and $2,912 in 2020	276,855	319,428
Inventory	262,827	269,307
Prepaid expenses and other current assets	139,245	171,831
Total current assets	916,244	1,061,873
Property, plant and equipment, net	153,118	153,133
Operating lease right-of-use assets	64,942	68,851
Intangible assets	115,164	124,882
Goodwill	265,216	273,426
Long-term restricted cash	12,228	14,076
Other non-current assets	40,043	36,256
Total assets	$1,566,955	$1,732,497
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$151,984	$175,762
Accrued expenses and other current liabilities	129,598	150,550
Accrued compensation and related benefits	56,050	52,976
Short-term debt, net	25,068	101,983
Accrued warranty	18,943	19,369
Deferred revenue	124,285	133,246
Total current liabilities	505,928	633,886
Long-term debt, net	453,427	445,996
Long-term financing lease obligations	1,964	1,383
Long-term accrued warranty	19,944	21,339
Long-term deferred revenue	28,960	29,810
Long-term deferred tax liability	3,681	4,164
Long-term operating lease liabilities	72,912	76,126
Other long-term liabilities	86,791	93,509
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares – 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value Authorized shares – 500,000 as of March 27, 2021 and December 26, 2020 Issued and outstanding shares – 204,812 as of March 27, 2021 and 201,397 as of December 26, 2020	205	201
Additional paid-in capital	1,983,599	1,965,245
Accumulated other comprehensive loss	(14,870)	(11,898)
Accumulated deficit	(1,575,586)	(1,527,264)
Total stockholders' equity	393,348	426,284
Total liabilities and stockholders’ equity	$1,566,955	$1,732,497

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 27, 2021	March 28, 2020
Cash Flows from Operating Activities:
Net loss	$(48,322)	$(99,268)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	20,546	25,445
Non-cash restructuring charges and related costs	1,410	1,760
Amortization of debt discount and issuance costs	7,822	5,731
Operating lease expense	5,228	5,204
Stock-based compensation expense	10,974	11,703
Other, net	2,065	1,153
Changes in assets and liabilities:
Accounts receivable	38,671	70,238
Inventory	4,059	17,737
Prepaid expenses and other assets	20,669	(18,744)
Accounts payable	(23,584)	(72,355)
Accrued liabilities and other expenses	(11,964)	(32,083)
Deferred revenue	(8,944)	(8,038)
Net cash provided by (used in) operating activities	18,630	(91,517)
Cash Flows from Investing Activities:
Purchase of property and equipment, net	(11,721)	(8,464)
Net cash used in investing activities	(11,721)	(8,464)
Cash Flows from Financing Activities:
Proceeds from issuance of 2027 Notes	—	194,500
Proceeds from revolving line of credit	—	55,000
Repayment of revolving line of credit	(77,000)	—
Payment of debt issuance cost	—	(1,775)
Repayment of mortgage payable	(22)	(99)
Payment of term license obligation	(2,544)	—
Principal payments on financing lease obligations	(309)	—
Proceeds from issuance of common stock	9,344	7,395
Minimum tax withholding paid on behalf of employees for net share settlement	(1,938)	—
Net cash (used in) provided by financing activities	(72,469)	255,021
Effect of exchange rate changes on cash and restricted cash	(278)	(4,369)
Net change in cash and restricted cash	(65,838)	150,671
Cash and restricted cash at beginning of period	315,383	132,797
Cash and restricted cash at end of period(1)	$249,545	$283,468

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 27, 2021	March 28, 2020
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net	$4,355	$1,072
Cash paid for interest	$7,654	$5,131
Supplemental schedule of non-cash investing and financing activities:
Unpaid debt issuance cost	$—	$1,793
Property and equipment included in accounts payable and accrued liabilities	$255	$3,370
Transfer of inventory to fixed assets	$1,041	$118
Unpaid term licenses (included in accounts payable, accrued liabilities and other long-term liabilities)	$10,533	$—

(1)     Reconciliation of cash and restricted cash to the condensed consolidated balance sheets:

	March 27, 2021	March 28, 2020

	(In thousands)
Cash	$234,029	$261,534
Short-term restricted cash	3,288	4,126
Long-term restricted cash	12,228	17,808
Total cash and restricted cash	$249,545	$283,468

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q2'19	Q3'19	Q4'19	Q1'20	Q2'20	Q3'20	Q4'20	Q1'21
GAAP Revenue ($ Mil)	$296.3	$325.3	$384.6	$330.3	$331.6	$340.2	$353.5	$330.9
GAAP Gross Margin %	20.7%	26.7%	29.0%	23.3%	29.4%	31.8%	35.7%	35.4%
Non-GAAP Gross Margin %(1)	30.7%	33.1%	35.2%	28.3%	33.8%	35.2%	37.6%	37.6%
Revenue Composition:
Domestic %	45%	51%	52%	52%	50%	49%	36%	48%
International %	55%	49%	48%	48%	50%	51%	64%	52%
Customers >10% of Revenue	1	1	1	1	1	1	—	1
Cash Related Information:
Cash from Operations ($ Mil)	($63.8)	($37.2)	($10.2)	($91.5)	($36.6)	($36.4)	$52.2	$18.6
Capital Expenditures ($ Mil)	$9.2	$12.5	$2.7	$8.5	$10.5	$8.1	$11.9	$11.7
Depreciation & Amortization ($ Mil)	$31.2	$29.0	$28.6	$25.4	$25.9	$22.9	$25.9	$20.5
DSOs	80	80	83	75	79	78	82	76
Inventory Metrics:
Raw Materials ($ Mil)	$70.4	$47.2	$47.4	$50.0	$43.4	$39.3	$34.7	$31.8
Work in Process ($ Mil)	$59.5	$52.2	$48.8	$52.0	$50.9	$51.6	$55.8	$55.5
Finished Goods ($ Mil)	$208.9	$225.4	$244.1	$217.7	$193.9	$185.0	$178.8	$175.5
Total Inventory ($ Mil)	$338.8	$324.8	$340.3	$319.7	$288.2	$275.9	$269.3	$262.8
Inventory Turns(2)	2.5	2.7	2.9	3.0	3.1	3.2	3.3	3.1
Worldwide Headcount	3,632	3,557	3,261	3,302	3,209	3,074	3,050	3,041
Weighted Average Shares Outstanding (in thousands):
Basic	178,677	179,988	180,864	182,024	185,596	189,589	195,655	202,638
Diluted	179,343	182,073	186,349	189,246	190,127	195,868	203,259	217,970
(1)Non-GAAP adjustments include acquisition-related deferred revenue and inventory adjustments, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, restructuring and related costs, and COVID-19 related costs. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.
(2)Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for restructuring and related costs, non-cash stock-based compensation expense, and certain purchase accounting adjustments, divided by the average inventory for the quarter.

Infinera Corporation
GAAP to Non-GAAP Reconciliation of Financial Outlook
(In millions, except percentages)
(Unaudited)

The following amounts represent the midpoint of the expected range:

Q2'21
Outlook
Reconciliation of Revenue:
U.S. GAAP	$344.0
Acquisition-related deferred revenue adjustment	1.0
Non-GAAP	$345.0

Reconciliation of Gross Margin:
U.S. GAAP	33.5%
Acquisition-related deferred revenue adjustment	0.5%
Stock-based compensation expense	0.5%
Amortization of acquired intangible assets	1.0%
Restructuring and related costs	0.5%
Non-GAAP	36.0%

Reconciliation of Operating Expenses:
U.S. GAAP	$147.0
Stock-based compensation expense	(12.0)
Amortization of acquired intangible assets	(4.0)
Restructuring and related costs	(4.0)
Non-GAAP	$127.0

Reconciliation of Operating Margin:
U.S. GAAP	(9.0)%
Acquisition-related deferred revenue adjustment	0.5%
Stock-based compensation expense	4.0%
Amortization of acquired intangible assets	2.0%
Restructuring and related costs	1.5%
Non-GAAP	(1.0)%